UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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MEDISTAFF CORPORATION
(Exact name of registrant as specified in its charter)

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Nevada (State or other jurisdiction of incorporation or organization)	7363 (Primary Standard Industrial Classification Code Number)	80-0159248 (I.R.S. Employer Identification Number)

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MediStaff Corporation
1780 West 9000 South
Suite 218
West Jordan, Utah 84088-6501
(801) 230-4761
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Dale Byers
President and Chief Executive Officer
1780 West 9000 South
Suite 218
West Jordan, Utah 84088-6501
(801) 230-4761
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:
Genesis Corporate Development, LLC
818 Rising Star Boulevard
Henderson, Nevada 89014
(509) 781-0137

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Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	1,000,000	$0.10[1]	$100,000	$3.93 [2]

[1]     No exchange or over-the-counter market exists for MediStaff’ common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]     Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[The Remainder of This Page Left Blank Intentionally]

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

1,000,000
Shares
$0.10 per share

MediStaff Corporation

Common Stock

MediStaff Corporation is offering on a best-efforts basis a maximum of 1,000,000 shares of its common stock at a price of $0.10 cents per share with no minimum required number of shares to be sold.  The shares are intended to be sold directly through the efforts of Dale Byers, the sole officer, director and employee of MediStaff.  The intended methods of communication include, without limitation, telephone and personal contact.  There is no intention for the Company to use the Internet for the purpose of selling the shares registered in the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part. For more information, see "Plan of Distribution" on page 19.

The proceeds from the sale of the shares in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo MediStaff Corporation.  All subscription funds will be held in the Escrow Account pending the clearance of all checks by the depository bank and subscription agreement acceptance by the Company. Once all checks are determined to be “good funds” by the Escrow Agent, funds will be transmitted to the accounts of the Company for their immediate use. See "Plan of Distribution."

The offering shall terminate on the earlier of (i) the date when the Company decides to do so, (ii) the date when the maximum offering is sold or (iii) MediStaff may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

Prior to this offering, there has been no public market for MediStaff Corporation's common stock.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 8.

MediStaff Corporation does not plan to use this offering Prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. MediStaff may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is May 27, 2008

Prospectus

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled "Risk Factors" starting on pages 8.

MediStaff Corporation

MediStaff Corporation ("MediStaff" or the "Company") was incorporated in the State of Nevada on March 13, 2008. MediStaff is a development stage company that plans to become a temporary personnel agency.  The Company's goal is to provide temporary medical staffing services to institutions, occupational and alternate site healthcare organizations to meet supplemental staffing needs.

We are a development stage company that has not commenced our planned principal operations and has no significant assets.  Our operations to date have been devoted primarily to startup and development activities, which include the following:

•	Formation of the Company;
•	Obtaining capital through sales of our common stock;
•	Establishing our presence on the Internet; and
•	Seeking affiliated relationships with clients.

From our inception on March 13, 2008 to March 31, 2008, we have not generated any revenues and have incurred no Company expenses.  In the event we raise at least the minimum of $25,000 sought in this offering, we expect to be able to continue our business for at least the next 12 months. It is hoped that we will begin to generate revenues within the first nine months after raising the minimum offering proceeds.  In the event we do not raise this minimum amount, we will not be able to continue pursuit of our business.  In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this Prospectus is a part.

We currently have one Officer and Director, who also is our sole employee.  This individual works for us on a part-time basis.

As of the date of this Prospectus, MediStaff has 5,275,016 shares of $0.001 par value common stock issued and outstanding which are owned by three (3) stockholders.

MediStaff's administrative office is located at 1780 West 9000 South, Suite 218, West Jordan, Utah 84088, telephone (801) 230-4761.

MediStaff's fiscal year end is March 31.

The Offering

MediStaff Corporation is offering on a self-underwritten basis 1,000,000 shares of the common stock at a price of $0.10 cents per share.  The proceeds from the sale of the shares in this offering will be payable to "Delos Stock Transfer Company-Escrow Account fbo MediStaff" and will be deposited in a non-interest bearing bank account until the depository bank determines the funds to be good.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.

All subscription funds will be held in escrow pending determination by the Escrow Agent that the funds are good and then proceeds received after the minimum offering is achieved will be immediately released to Medistaff. (see "Plan of Distribution").  The offering shall terminate on the earlier of (i) the date when the sale of all 1,000,000 shares is completed (ii) the offering is terminated by action of the Board of Directors, or (iii) up to two years from the date of this Prospectus. MediStaff will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

MediStaff Corporation will apply the proceeds from the offering to pay for computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, and general working capital.

MediStaff's Transfer Agent is Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. The telephone number is (503) 320-2873.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 8 and "Dilution" on page 18 before making an investment in our stock.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from MediStaff’s financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the "Management's Discussion and Plan of Operations" included elsewhere in this Prospectus.

Financial Data Summary

Balance Sheet Data

ASSETS

Current assets

Cash	$12,500
Prepaid Expenses	13,875

Total current assets	26,375

Total assets	$26,375

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES	$0

STOCKHOLDERS’ EQUITY

Common stock: $0.001 par value 75,000,000 shares authorized 5,275,016 shares issued and outstanding	5,275
Additional paid-in-capital	21,100
Deficit accumulated during development stage	0

Total stockholders’ equity	26,375

Total liabilities and stockholders’ equity	$26,375

Total Assets	$26,375

Total Liabilities	$0

Working Capital	$26,375

Statements of Operations Data

Inception on March 13, 2008 to March 31, 2008

Revenues	$0

Operating Expenses	$0

Earnings (Loss)	$0

Weighted average number of shares of common stock outstanding	5,275,016

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RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this Prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot assure any investor that we will successfully address these risks.

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

Risk Factors Relating to MediStaff Corporation

Our sole Officer and Director provides services to us on a part-time basis and have no experience managing a public company. As a result, we may be unable to sell the shares in this offering, develop our business and manage our public reporting requirements.

Our operations depend on the efforts of Dale Byers, our sole officer, director and employee.  Mr. Byers has no experience related to public company management, nor as a principal accounting officer.  Because of this, Mr. Byers may be unable to offer and sell the shares in this offering, develop our business, and manage our public reporting requirements.  We cannot guarantee you that we will overcome any such obstacle.

Mr. Byers is involved in other business opportunities and may face a conflict in selecting between MediStaff and his other business interests.  We have not formulated a policy for the resolution of such conflicts.  If we lose Mr. Byers to other pursuits without a sufficient warning, we may, consequently, go out of business.

Purchasers in this offering will have limited control over decision-making because Dale Byers, our sole Officer, Director, employee and stockholder controls 94.79% of our issued and outstanding common stock.

Dale Byers, our sole Director, executive officer and employee beneficially owns 94.79% of the outstanding common stock.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.   In the event the maximum offering is attained, Mr. Byers will continue to own 79.68% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.  For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors.  This concentration of ownership limits the power to exercise control by the minority stockholders.

Investors may lose their entire investment if we fail to implement our business plan.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  We were formed on March 13, 2008.  We have no demonstrable operations record on which you can evaluate our business and prospects.  We have yet to commence planned operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  We cannot guarantee that we will be successful in accomplishing our objectives.  Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this Prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

MediStaff may not be able to attain profitability without additional funding, which may be unavailable.

MediStaff Corporation has limited capital resources.  Unless MediStaff begins to generate sufficient revenues to finance operations as a going concern, MediStaff may experience liquidity and solvency problems.  While MediStaff does not foresee such difficulties in the next 12 months, liquidity and solvency problems may force MediStaff to go out of business if additional financing is not available.  No alternative sources of funds are available to us in the event MediStaff does not have adequate proceeds from this offering.  However, MediStaff believes that the net proceeds of the minimum offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

Our business will suffer if we are unable to secure and fill orders from hospitals and healthcare facilities.

We do not have long-term agreements or exclusive guaranteed order contracts with any hospital or healthcare facility clients.  The success of our business depends upon our ability to continually secure new orders from hospitals and other healthcare facilities and to fill those orders with temporary healthcare professionals.  If we fail to maintain positive relationships with hospital and healthcare facility clients, we may be unable to generate new temporary healthcare professional orders and our business may be adversely affected.

MediStaff may lose its top management without employment agreements.

The operations of MediStaff Corporation depend substantially on the skills and experience of the sole Director and Officer of the Company.  Without  an employment contract,  MediStaff  may lose this individual  to  other  pursuits without  a  sufficient  warning  and,  consequently,  go  out  of business.

The sole Officer and Director of MediStaff is involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such person may face a conflict in selecting between MediStaff and his other business interests.  MediStaff has not formulated a policy for the resolution of such conflicts.

Proceeds applied to general corporate purposes at management’s discretion.

Although a portion of the net proceeds of this offering is for specific uses, the balance will be available for working capital and general corporate purposes.  Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management.  Investors will be relying on MediStaff'’s management and business judgment based solely on limited information.  No assurance can be given that the application of the net proceeds of this offering will result in MediStaff achieving its financial and strategic objectives.

The Company’s auditors have substantial doubts as to MediStaff’s ability to continue as a going concern.

Our auditor's report on our March 31, 2008 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Officer may be unable or unwilling to loan or advance any capital to MediStaff, we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “March 31, 2008 Audited Financial Statements - Auditors Report of Independent Registered Public Accounting Firm."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. MediStaff incurred no net loss for the period from inception to March 31, 2008 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, then stockholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing stockholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing stockholders will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing stockholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

MediStaff is a development stage company and has not even begun the initial stages of product sourcing. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on March 13, 2008 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the legal and accounting fees associated with the registration statement of which this Prospectus is a part, establishing our presence on the Internet and the establishing of key relationships in the market place in order to enable the Company to enter into the temporary medical staffing business.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this Prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Because management does not have any technical experience in the medical staffing sector, our business has a high risk of failure.

While management has training and experience in project estimating, cost accounting, personnel management and the compliance processes surrounding public entities, management does not have technical training in medical staffing. As a result, we may not be able to recognize and take advantage of opportunities in the medical staffing sector without the aid of consultants. Also, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the medical staffing industry. Management’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

The Company’s success is dependent on current management, who may be unable to devote sufficient time to the development of Medistaff’s business plan, which could cause the business to fail.

MediStaff is heavily dependent on the management experience that our sole Officer and Director, Dale Byers, brings to the Company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Byers. In that instance, MediStaff may be unable to further its business plan. Additionally, Mr. Byers is employed outside of MediStaff.  Mr. Byers has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of MediStaff’s business plan in the next twelve months. If management is required to spend additional time with his outside employment, he may not have sufficient time to devote to MediStaff and we would be unable to develop our business plan.

The Company has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

MediStaff has limited financial resources at present; as of March 31, 2008, we had $12,500 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of MediStaff’s stock to general administrative functions. If MediStaff is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTCBB, advertise and promote the Company and its products, travel to develop new marketing, business and customer relationships, and retaining and/or compensating professional advisors.

MediStaff Corporation has no clients to date, and may not develop sufficient clients to stay in business.

MediStaff has not sold any products or provided any services, and may be unable to do so in the future. In addition, if we are unable to develop sufficient customers for our products and services, we will not generate enough revenue to sustain our business, and may have to adjust our business plan, or it may fail.

The Company may be unable to complete its website, which is necessary to promote and recruit medical personnel effectively.

MediStaff does not currently have a website.  As such the Company is not yet fully operational. MediStaff intends to use the website as a promotional and marketing tool for its customers as well as a recruiting tool to attract medical personnel to use. MediStaff has allocated from $3,000 up to $10,000 to develop its website in the next twelve months, if it is able to raise capital through this Prospectus. MediStaff intends to use the website as an "on-line brochure and recruiting station" for its clients and customers to be able to view the entire of personnel offerings for customers and the services offered to medical personnel. If this website is not available, MediStaff may not be able to adequately market its products and services to potential customers.

MediStaff will rely upon consultants for web-development and the consultant may not complete the work within the set framework and on time.

MediStaff is also heavily dependent on the web consultant to develop the website in a timely matter and within budget. If the consultant does not fulfill his duties, MediStaff may not be able to find another consultant with specific expertise to develop its website.

Because we do not have an audit committee, stockholders will have to rely on the sole director, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the Board of Directors as a whole. The sole member of the Board of Directors is not an independent Director. Thus, there is a potential conflict in that the sole board member is also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

Risk Factors Relating to the Medical Staffing Industry

Because of competitive pressures from competitors with more resources, MediStaff may fail to implement its business model profitably.

The marketplace in which the Company competes is intensely competitive and subject to rapid change.  MediStaff’s competitors include well established enterprises similar to the Company.  Some of these competitors are based globally. The Company anticipates that it will face additional competition from new entrants that may offer significant performance, price, creative or other advantages over those offered by the Company.  Many of these competitors have greater name recognition and resources than the Company.

Additionally, potential competitors with established market shares and greater financial resources may introduce competing products.  Thus, there can be no assurance that MediStaff will be able to compete successfully in the future or that competition will not have a material adverse affect on MediStaff’s results of operations. Increased competition could result in lower than expected operating margins or loss of market share, any of which would materially and adversely affect MediStaff's business, results of operation and financial condition.

If we are unable to attract qualified nurses or healthcare professionals, we may be unable to execute our planned operations.

We will be significantly reliant upon our ability to attract and retain healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of hospitals and healthcare facilities.  We compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities.  We must establish and continually expand a temporary healthcare professional network to keep pace with the needs of hospitals and healthcare facilities.  Currently, there is a shortage of qualified nurses in most areas of the United States, as competition for nursing personnel is increasing and salaries and benefits have risen.  We may be unable to recruit and maintain a sufficient core of temporary healthcare professionals, decreasing the potential for growth of our business.  Without such individuals, we will be unable to execute our business plan.

Healthcare reform could negatively impact our business opportunities, revenues and margins.

The U.S. government has undertaken efforts to control increasing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies.  In the recent past, the U.S. Congress has considered several comprehensive healthcare reform proposals.  The proposals were generally intended to expand healthcare coverage for the uninsured and reduce the growth of total healthcare expenditures.  While the U.S. Congress did not adopt any comprehensive reform proposals, members of Congress may raise similar proposals in the future.  If any of these proposals are approved, hospitals and other healthcare facilities may react by spending less on healthcare staffing, including nurses.  If this were to occur, we would have fewer business opportunities, which could negatively impact our business.

Additionally, third party payers increasingly challenge the prices charged for medical care.  Failure by hospitals and other healthcare facilities to obtain full reimbursement from those third party payers could reduce the demand or the price paid for our staffing services.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The healthcare industry is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals.  If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders.

We may be legally liable for damages resulting from hospital and healthcare facility mistreatment of our healthcare personnel.

Because we are in the business of placing temporary healthcare professionals in the workplaces of other companies, we are subject to possible claims by temporary healthcare professionals alleging discrimination, sexual harassment, negligence and other similar activities by hospital and healthcare facility clients.  The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to attract and retain qualified healthcare professionals in the future.

Fluctuations in patient occupancy at hospitals and healthcare facilities may adversely affect the demand for our services and therefore the profitability of our business.

Demand for our temporary healthcare staffing services is significantly affected by the general level of patient occupancy at hospital and healthcare facilities.  When occupancy increases, hospitals and other healthcare facilities often add temporary employees before full-time employees are hired.  As occupancy decreases, hospitals and other healthcare facilities typically reduce their use of temporary employees before undertaking layoffs of their regular employees.  In addition, we may experience more competitive pricing pressure during periods of occupancy downturn.  Occupancy at hospitals and healthcare facilities also fluctuates due to the seasonality of some elective procedures.  Such fluctuations in patient occupancy may adversely affect our revenues and earnings.

Risk Factors Relating to this Offering

The value placed on the Company’s common stock being offered in this Prospectus has been arbitrarily established.

The offering price of $0.10 per share of common stock was arbitrarily determined by MediStaff and is unrelated to specific investment criteria, such as the assets or past results of MediStaff’s operations.  In determining the offering price, MediStaff considered such factors as the prospects, if any, of similar companies, the previous experience of management, MediStaff’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The present owner of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay.  Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “Dilution.”

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on March 31, 2008 was $26,375 or $0.00499998 per share.  Assuming all shares offered herein are sold, and giving effect to the receipt of the maximum estimated proceeds of this offering from stockholders, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.0798606 per share while the present stockholders of the Company will receive an immediate and substantial increase of $0.01513900 per share in the net tangible book value of the shares they hold.  This will result in an 79.86% dilution for purchasers of stock in this offering (assuming the maximum offering of 1,000,000 shares is obtained. Please refer to "Dilution" on page 18.

Participation is subject to risks of investing in micro capitalization companies.

MediStaff Corporation believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

The Company is selling the shares offered in this Prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The common shares are being offered on our behalf by Dale Byers, our sole Officer and Director, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company will be capable of selling all, or any, of the common shares offered hereby.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds.  Subscription payments will be released from the escrow Account to MediStaff if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

MediStaff Corporation does not plan to pay dividends in the foreseeable future, and, as a result, stockholders will need to sell shares to realize a return on their investment.

MediStaff has not declared or paid any cash dividends on its capital stock since inception.  MediStaff intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Because we do not have an escrow or trust account for investor’s subscriptions that will hold proceeds from this offering until a minimum level of funding has been achieved, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Since there is no minimum amount of shares that must be sold from this offering, invested funds for this offering will not be held in an escrow or trust account until a certain minimum is raised. The escrow that has been established with Delos Stock Transfer is for the purpose of creating the stockholder database and clearing of funds. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

You may not be able to sell your shares in our Company because there is no public market for our stock.

There is no public market for our common stock.  Currently Mr. Dale Byers, our sole Officer, Director and employee, owns 94.79% of our issued and outstanding common stock.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

There is currently no market for Medistaff’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for MediStaff’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of MediStaff’s common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of MediStaff in order to provide those products and services to the public;
•	The ability to generate revenues from sales;
•	The ability to generate brand recognition of the MediStaff products and services and acceptance by consumers;
•	Increased competition from competitors who offer competing services; and
•	The Company’s financial condition and results of operations.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, investors in our securities may find it difficult to sell their securities, if at all.

Our common stock is a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practices requirements, which may limit a stockholder’s ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1 of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c) 2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in MediStaff Corporation’s shares, thereby reducing the level of trading activity in any secondary market that may develop for the shares. Consequently, investors in the Company’s securities may find it difficult to sell their securities, if at all.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

While MediStaff expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, stockholders may not have a market in which to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

If we do not receive additional financing, our business will fail.

We have determined that our current operating funds are not sufficient to complete our intended business objectives. As of March 31, 2008, we had cash on hand in the amount of $12,500. The net proceeds of our direct offering of the shares are estimated at $100,000. Expenses related to this initial public offering are anticipated to be $10,300. We will have to allocate additional capital for development costs of our future operations. Our cash position after the receipt of the proceeds from this offering will not cover these costs. We will, therefore, need to raise additional capital in order to cover the costs of our business plan implementation. We do not currently have any arrangements for financing and may not be able to find such financing that is required. We currently do not have any operations and we do not have any income.

The most likely options for future funds that will be available to us are through debt financing and through the sale of equity capital. We will only be able to secure debt financing for inventory build up if we are able to prove that the proposed business concept is economically viable and adequate collateral can be pledged to the lender to cover the amount of the loan. We do not have any arrangements in place for debt financing or the sale of our securities.

These risk factors, individually or occurring together, would likely have a substantial negative effect on MediStaff’s business and would likely cause it to fail.

All of the Company’s issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended. When the restriction on these shares is lifted, and the shares are sold in the open market, the price of the Company common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 5,275,016 shares of Common Stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided MediStaff is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has two stockholders who own 5,000,000 restricted shares or 94.79% of the aggregate shares of outstanding common stock. At such time as these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of MediStaff’s Common Stock in any market that might develop.

All of the 5,000,000 shares of our common stock held by Mr. Byers are restricted securities under Rule 144 of the Securities Act of 1933. None of our shares held by affiliates are currently eligible for resale until 90 days after the effective date of this registration statement. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of not less than one year and may not sell more than one percent of the total issued and outstanding shares in any 90 day period and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to re-sales of shares under Rule 144(k). The availability for sale of substantial quantities of Common Stock under Rule 144 could reduce prevailing market prices of our securities.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

USE OF PROCEEDS

Forward-Looking Statements

This Prospectus contains forward-looking statements about MediStaff business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. MediStaff can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandising concept that MediStaff expects to market, the Company’s ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. There is no assurance that MediStaff will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company. For further discussion see “Managements Discussion and Plan of Operation” on page 25:

[The remainder of this page was left blank intentionally]

Use of Proceeds

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold

GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$4,500	$4,500	$4,500	$4,500
Blue Sky Fees	$500	$500	$500	$500
Edgar Agent Fees	$800	$800	$800	$800
Transfer Agent Fees	$4,500	$4,500	$4,500	$4,500

SUB-TOTAL	$10,300	$10,300	$10,300	$10,300

NET PROCEEDS FROM OFFERING	$14,700	$39,700	$64,700	$89,700

Less: USE OF NET PROCEEDS
Accounting, Legal and Professional Fees	$1,000	$2,000	$3,000	$6,500
Office Equipment and Furniture	$500	$2,000	$2,000	$2,000
Office Supplies	$500	$1,000	$1,500	$1,500
Computers and Software	$500	$2,500	$3,500	$3,500

SUB-TOTAL	$2,500	$7,500	$10,000	$13,500

Less: COSTS ASSOCIATED WITH PRODUCT ACQUISITION
Consulting Expenses	$5,950	$8,000	$10,000	$10,000
Domestic Travel	$2,000	$4,000	$6,000	$7,000

SUB-TOTAL	$7,950	$12,000	$16,000	$17,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$3,750	$19,200	$37,200	$57,700

SUB-TOTAL	$4,250	$20,200	$38,700	$59,200

TOTALS	$14,700	$39,700	$64,700	$89,700

Notes:

[1]
The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

[2]	The above figures represent only estimated costs.

Travel Expenses are to be used for trips to visit various customers and clients for our services.  Also, it may become necessary to travel to meet with potential independent contractors for the purpose of website development and other market planning activities.

Once the Company has successfully identified the types of medical personnel it would like to represent to potential customers, the Company will seek positions for the initial group of professionals seeking placement in the medical field with premier medical providers and showcase the information on its website and have available for potential customers to view.

In the case that the offering does not reach the maximum and the total proceeds are less than those indicated in the table, MediStaff will have the discretion to apply the available net proceeds to various indicated uses stated within the table above.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. MediStaff’s offering price for shares sold pursuant to this offering is set at $0.10. Our existing stockholders paid $0.005 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for MediStaff stock) and the high level of risk, considering the lack of operating history for MediStaff.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. Dilution is calculated without deduction of any offering costs.  "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of MediStaff’s issued and outstanding stock. This is due in part to shares of Common Stock issued to the Company’s founder totaling 5,000,000 shares and 275,016 issued to two (2) non-affiliated investors at $0.005 per share versus the current offering price of $0.10 per share. Please refer to the section titled “Transactions with Related Persons, Promoters and Certain Control Persons” on Page 33, for more information. The Company’s net book value on March 31, 2008 was $26,375.  Assuming that all of the 1,000,000 shares of common stock offered in this Prospectus are sold, and in effect the Company receives the maximum proceeds of this offering from shareholders, MediStaff’s net book value will be approximately $0.02013940 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0798606 per share while the Company’s present stockholders will receive an increase of $0.01513900 per share in the net tangible book value of the shares that they hold. This will result in 79.86% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

Dilution Table

	25% of Offering	50% of Offering	75% of Offering	Maximum Offering

Offering Price Per Share	$0.10	0.10	$0.10	$0.10

Book Value Per Share Before the Offering	$0.00499998	$0.00499998	$0.00499998	$0.00499998

Book Value Per Share After the Offering	$0.00929860	$0.01322510	$0.01682570	$0.02013940

Net Increase to Original Shareholders	$0.00429900	$0.00822500	$0.01182600	$0.01513900

Decrease in Investment to New Stockholders	$0.09070100	$0.08677500	$0.08317400	$0.0798606

Dilution to New Stockholders (%)	90.70%	86.77%	83.17%	79.86%

SELLING SHAREHOLDERS

All proceeds from this offering will go to the Company. There are no selling stockholders and our Officer of the Corporation will not purchase any of the shares offered under this Prospectus.

PLAN OF DISTRIBUTION AND TERMS OF OFFERING

The offering consists of a maximum of 1,000,000 shares of common stock to be sold by MediStaff Corporation at $0.10 per share.

This offering will be conducted on a best-efforts basis utilizing the efforts of the officers and directors of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of MediStaff Corporation’s securities pursuant to this Prospectus will be transmitted immediately into an escrow account at Delos Stock Transfer Company for processing the subscription agreements and immediately upon the acceptance of the investor by the Company as a stockholder, funds will be deposited into the bank accounts of the Company.  There can be no assurance that all, or any, of the shares will be sold.

No Officer or Director of MediStaff will receive commissions for any sales they originate on MediStaff’s behalf.  The Company believes that its Officer and Director, Dale Byers, is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4.  Each meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.

Dale Byers, MediStaff’s Sole Officer and Director may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of the date of this Prospectus, MediStaff has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if MediStaff were to enter into such arrangements, MediStaff will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which MediStaff has complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, MediStaff has not identified the specific states where the offering will be sold.  MediStaff will file a pre-effective amendment indicating in which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Delos Stock Transfer Company-Escrow Account fbo MediStaff Corporation ("Escrow Account") and will be deposited in a minimal interest or non-interest bearing bank account until the proceeds are deposited into the accounts of the Company.  No interest will be paid to any subscriber.  All subscription agreements and checks are irrevocable and should be delivered to Delos Stock Transfer Company.  Failure to do so will result in checks being returned to the investor who submitted the check.  All subscription funds will be held in the Escrow Account pending confirmation of good funds by the bank holding the Escrow Account and then released to the Company upon acceptance of the investor as a stockholder. The escrow agent will continue to receive funds and perform additional disbursements until either the maximum offering is achieved, the Company’s Board of Directors elects to terminate the offering prior the sale of all of the shares registered or the allotted time period of this offering expires in accordance with the terms of this Prospectus, whichever event first occurs.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full to Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. The telephone number is (503) 320-2873. All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement. All subscription agreements and checks are irrevocable.  MediStaff reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once MediStaff accepts a subscription, the subscriber cannot withdraw it.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by MediStaff. All of these shares will be issued to business associates, friends, and family of the current MediStaff stockholders. The Officer and Director of MediStaff, Dale Byers, will not register as a broker-dealer in connection with this offering. Dale Byers will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that  are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Section 15(g) of the Exchange Act

Our shares are "Penny Stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires  broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock. Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Offering Period and Expiration Date

This offering will start on the date of this Prospectus and continue for a period of up to two years if extended by action of the Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•	execute and deliver a subscription agreement; and
•	deliver a check or certified funds to Delos Stock Transfer Company for the Company’s acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Delos Stock Transfer Company-Escrow Account-fob MediStaff and sent to MediStaff Corporation C/O Delos Stock Transfer Company, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962. The telephone number is (503) 320-2873.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions and within five days after rejection.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate escrow account at Washington Mutual Bank N.A., until we have determined that all funds deposited in the bank account are considered to be good funds. Upon receipt of the subscription agreements and checks and they are determined to be good funds, Delos Stock will then release them to the Company by way of depositing them directly into the corporate operating account. The Company will withdraw and use the funds.

DESCRIPTION OF BUSINESS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Dale Byers as founder of MediStaff is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Corporate Outfitters. We have not entered into any agreements that require disclosure to our stockholders. In addition, see “Transactions with Related Persons, Promoters and Certain Control Persons” on Page 33. In addition, please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

Background

MediStaff has yet to commence planned operations to any significant measure. As of the date of this Prospectus, the Company has had only limited start-up operations and has not generated any significant revenues. The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. MediStaff has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

As of March 31, 2008, the date of the Company's last audited financial statements, MediStaff has raised $25,000 through the sale of common stock. There is approximately $12,500 cash on hand and in the corporate bank accounts. MediStaff currently has no liabilities. In addition, MediStaff anticipates additional costs associated with this offering will be approximately $10,300. As of the date of this Prospectus, we have not yet generated or realized any revenues from our business operations.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our products and identifying future sources of capital.

Currently, MediStaff has one Officer and Director. Our Officer and Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months. The Company’s administrative office is located at 1780 West 9000 South, Suite 218, West Jordan, Utah 84088.

MediStaff has no intention to engage in a merger or acquisition with an unidentified company.

MediStaff’s fiscal year end is March 31.

Business of Issuer

MediStaff intends to provide personnel staffing services to institutions, occupational and alternative site healthcare organizations.  These organizations consist of three general groups that our management plans to target:

•	Hospitals and teaching facilities,
•	Clinics and nursing homes, and
•	Organizations, such as corporations or schools.

We intend to establish relationships with licensed healthcare professionals to meet the supplemental staffing needs of healthcare providers.  We seek to attract nurses, specialty technicians and physicians that prefer the flexibility of assignment-based employment, as opposed to long-term contractual obligations.  Our goal is to provide professionals with the flexibility to balance their professional schedules with their other responsibilities and interests.

Our potential clients use temporary healthcare professionals to maximize scheduling flexibility, monitor and control labor costs and offset staffing fluctuations.  MediStaff intends to provide potential clients with an employment service that can supply licensed and certified healthcare professionals.  In the past, hospitals and other healthcare providers relied on full-time employees working double-shifts and overtime to fulfill staffing needs during peak patient census times.  This led to expanded labor costs and an increased number of mistakes by caregivers because of fatigue.  In response to that, healthcare providers started to turn to temporary professional help.

MediStaff believes it is important that temporary healthcare professionals possess the levels of training and skills that will enable them to rapidly assimilate themselves to a healthcare provider's needs.  We plan to ensure the medical professionals we represent are thoroughly screened, credentialed and drug tested.  All per diem professionals will be required to have a minimum of one year of work experience and the successful completion of written tests specific to the area of specialty.  We also intend to perform background and work reference checks to confirm the validity of the applicants' professional licenses and to screen applicants for any criminal activity and drug abuse.  We then plan to be able to provide potential clients with profiles of possible candidates that outline the educational background, work experience, skill levels and all licenses and certifications they hold, including expiration dates.

Distribution Methods of the Services

MediStaff will offer its services to any healthcare provider in the State of Utah.  While we have no methods of distribution in place, we believe we will need to focus on the following activities:

Recruitment - Our ability to recruit and retain a pool of talented, motivated and credentialed healthcare professionals is critical to our success.  We plan to recruit professionals through a variety of sources, including advertising in local media, solicitations on web sites and direct mail, as well as referrals obtained directly from clients and other caregivers.

Placement and Monitoring - Our sole Officer and Director believes that we must establish and maintain relationships with purchasing managers, administrators or chief nursing officers.  We believe that alliances with healthcare institutions will provide us greater opportunities to place temporary personnel in their facilities.  We plan to attract clients through appearances at trade shows, use of Internet marketing and personal contact with decision-makers at each healthcare organization.

Establish a website - In our first six months after commencing our planed principal operations, we will seek to develop a website to market our Company and products.  We believe that using the Internet for marketing and sales is an important tool to generate brand awareness.  We intend to register a domain and develop a website to offer information about our Company and the services we plan to provide.

Industry Background and Competition

For many years, hospitals and other healthcare providers relied on full-time employees working double shifts and overtime to fulfill staffing needs in peak patient census times.  This led to expanded costs and an increased number of mistakes by caregivers because of fatigue.  In response to that, healthcare providers started to turn to temporary professional help.  We believe that the following factors will continue to drive the growth of the temporary healthcare staffing industry:

•	An increased utilization of healthcare services resulting from aging of baby boomers and the advent of new technologies that require additional nurses and specialized technicians.

•
The intensifying nursing shortage has created an increased need for medical staffing services.  The nursing population has contracted as fewer individuals have chosen to become nurses and many registered nurses have chosen less demanding positions.

•
Healthcare providers have encountered reductions in reimbursement rates and other pressures to manage costs.  As a result, they have increasingly relied on temporary medical staffing as a means to contain labor costs, which is typically the largest component of a facility's cost structure.  Temporary staffing allows healthcare facilities to smooth staffing levels as patient levels fluctuate.

Competition

We compete with both national firms and local and regional firms for a limited pool of health care professionals and to attract hospital and healthcare facility clients.  We compete for per diem professionals on the basis of the quantity, diversity and quality of assignments available, as well as compensation.  We compete for hospital and healthcare facility clients on the basis of the quality of our temporary healthcare professionals, the timely availability of our professionals with the requisite skills, price and geographic reach of our services.  To the best of our management's knowledge, some of our competitors in the temporary healthcare staffing sector include AMN Healthcare Services, Inc., Cross Country, Inc., Medical Staffing Network, Inc. and RehabCare Group, Inc.  In the State of Utah, we expect to compete with Temporary Medical Resources.  In addition, traditional staffing companies such as Adecco and Monster.com provide temporary staffing opportunities for medical professionals.

Competition for hospital and healthcare facility clients and temporary healthcare professionals may increase in the future and, as a result, we may not be able to remain competitive.  To the extent competitors seek to gain or retain market share by reducing prices or increasing marketing expenditures, we could lose revenues or hospital and healthcare facility clients and our margins could decline, which could seriously harm our operating results and cause the price of our stock to decline.  In addition, the development of alternative recruitment channels could lead our hospital and healthcare facility clients to bypass our services, which would also cause our revenues and margins to decline.

We are a small, start-up company that has not generated any revenues and lacks a base of both clients and healthcare professionals.  All of our competitors have longer operating histories, longer client relationships and greater financial, management, technology, sales, marketing and other resources than we do.  More established firms have a greater supply of available professionals, substantial word-of-mouth referrals and established brand names, enabling them to attract a consistent flow of new applicants.

Need for Government Approval of Principal Services

The healthcare professionals we plan to represent will be required to be adequately licensed and certified under applicable state laws.  While we plan to take reasonable steps to ensure the validity and adequacy of licenses and certifications held by each individual, such licensure and certification will not be the sole responsibility of MediStaff.

Effect of Existing or Probable Governmental Regulations on the Business

The healthcare industry is subject to extensive and complex federal and state laws and regulations relating to professional licensure, conduct of operations, payment for services and payment for referrals.  The extensive and complex laws that apply to our potential hospital and healthcare facility clients, including laws related to Medicare, Medicaid and other federal and state healthcare programs, could indirectly affect the demand or the prices paid for our services.  For example, hospital and healthcare facility clients could suffer civil and/or criminal penalties and/or be excluded from participating in Medicare, Medicaid and other healthcare programs if they fail to comply with the laws and regulations applicable to their businesses.

Our business, however, is not directly impacted by or subject to the laws and regulations that generally govern the healthcare industry because we provide services on a contract basis and are paid directly by our hospital and other healthcare facility customers.

Number of Total Employees

MediStaff Corporation is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Dale Byers, our sole Officer and Director, to set up our business operations.  Mr. Byers currently works for us on a part-time basis and his time and efforts are being provided to MediStaff without compensation.  Mr. Byers expects to devote approximately 10 hours per week to our business.  Mr. Byers is prepared to dedicate additional time to our operations, as needed.  We believe that our operations are currently on a small scale that is manageable by this individual. There are no other full or part-time employees.

The healthcare professionals we plan to represent will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our Company.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Board Committees

MediStaff has not yet implemented any board committees as of the date of this Prospectus.

Directors

The maximum number of directors MediStaff is authorized to have is seven (7). However, in no event may MediStaff have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person.

Facilities

MediStaff uses an administrative office located at 1780 West 9000 South, Suite 218, West Jordan, Utah 84088. Office space is currently being provided free of charge at this location by our sole Officer and Director. There are currently no proposed programs for the renovation, improvement or development of the facilities currently use.

The Company’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE

This section of the Prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations. We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months.

We have only one Officer and one Director who is one and the same person. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering, $100,000, the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and design consultants.

MediStaff Corporation was incorporated in the State of Nevada on March 13, 2008.  MediStaff is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to affiliates of MediStaff.

In our initial operating period from inception to March 31, 2008, we generated no revenues and incurred no operating expenses.  Since our incorporation, we have raised capital through private sales of our common equity.  In March 2008, we issued 5,000,000 shares of our common stock to Dale Byers, the sole Officer and Director, in exchange for cash of $25,000.  Also in March, the Company issued 137,508 shares of common stock to Jameson Capital, LLC in exchange for services and 137,508 shares of common stock to Walker, Bannister & Dunn, LLC in exchange for services.

Generating revenues in the next six to 12 months is important to support our planned ongoing operations.  However, we cannot guarantee that we will generate such growth.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our management does not anticipate the need to hire additional full or part- time employees over the next 12 months, as the services provided by our Officer and Director appear sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by a single individual.  Our management's responsibilities are mainly administrative at this early stage.  While we believe that the addition of employees is not required over the next 12 months, the healthcare professionals we plan to represent will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our Company.

Our management does not expect to incur research and development costs.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

The Company's success is also reliant on its ability to attract qualified medical professionals as well as developing relationships with medical facilities in need of temporary or leased personnel. We cannot state whether we will be successful in negotiating competitive pricing from our medical institutions, nor can we be assured that we can attract the level of expertise necessary in our clients to satisfy the requirements of a demanding medical operation. However, the Company will exercise all necessary screening and background checks in an attempt to meet the most demanding requirements of our customers. The Company will not attempt to begin sourcing personnel until we have raised capital from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the “Use of Proceeds” section of this Prospectus. If we can find qualified clients and we receive a positive reaction from potential customers in the area, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to finance additional personnel or finance working capital. If we do not raise all of the funds we need from this offering to complete our initial development phase, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our Officer or others.

At present, our founders are unwilling to make any commitment to loan us any money at this time, but may reconsider if an opportunity develops that requires resources beyond the capabilities of the Company. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If MediStaff needs additional cash and can't raise it, we will either have to suspend development operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If MediStaff is unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise more money.

Attempting to raise additional capital after failing in any phase of our development plan would be difficult. As such, if the Company cannot secure additional funding, we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. MediStaff’s President will be responsible for the initial development efforts. Once the Company is ready to build its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire consultants for other development phases initially on a per job basis to keep administrative overhead to a minimum.

From inception to March 31, 2008, the Company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the Company must raise additional capital after this registration statement becomes effective. The Company must begin the process of sourcing its personnel in order to supply perspective customers with medical professionals. The Company must develop a website in order to showcase its services, hire consultants and begin a sales and marketing campaign.

The Company anticipates it will be able to begin placing clients within 180 days of this registration statement becoming effective. The sourcing process would entail the Company's management deciding which methods that are best to attract and retain the most qualified medical professions In addition, the Company will visit medical providers in the area to determine their personnel needs and craft a strategy that will best allow them to meet those needs. The Company anticipates it will have its medical facility customers within 120 days of this registration statement becoming effective. The Company anticipates the minimum cost of travel to be $2,000.

The Company will have to hire a marketing consultant to begin its sales and marketing efforts. The Company anticipates it will hire a consultant within approximately 90 days of this registration statement becoming effective. The Company anticipates the costs of its sales and marketing efforts to be approximately $6,750 The Company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The Company anticipates it will receive its first revenues from sales about 170 days after this registration statement becomes effective.

Since incorporation, MediStaff has financed its operations through minimal business activity and funds from its founders.

To date, MediStaff has not implemented its planned principal operations. Presently, MediStaff is attempting to secure sufficient monetary assets to increase operations. The Company cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of the Company’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

1.
Researching and strategically targeting specific medical facilities and health care providers with whom MediStaff would like to provide their staffing services for the purpose of acquiring the necessary assets to engage in medical staffing. The Company expects to use a portion of the funds allocated toward working capital to engage in this activity.

2.
Canvas the identified and targeted health care providers and anticipate their present and future capacities. The Company expects to use a portion of the funds allocated toward accumulating these products.

3.
Establish personal and business relationships with key individuals within the industry, businesses and community leadership positions. Part of the funds set aside for sales and marketing activities are expected to be utilized.

4.	Establish and maintain a visible community presence.

MediStaff’s ability to fully commence operations is entirely dependent upon the proceeds to be raised in this offering. Depending on the outcome of this offering, the Company plans to choose one of the following courses:

Plan 1: Minimum Offering.  If MediStaff raises only the minimum of $25,000 in this offering, then MediStaff believes it will be able to execute its business plan adequately and operate as a going concern.  MediStaff does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. MediStaff believes that using a minimum of $6,000 for website development will be satisfactory to establish and keep our website operational over the next 12 months.  The site is expected to be fully functional but will have limited graphic appearance and depth within 60 days following the close of this offering.  MediStaff 's working capital as addressed in use of proceeds will be kept at a minimum of $4,250.

The minimum of $1,000 allocated for marketing will be focused on online advertising and increasing Internet exposure and traffic and brochures and mailings.  The Company has identified a handful of online advertising products offered by Microsoft bCentral that fit our allocated budget and support the business goals and objectives in the event only the minimum is raised in this offering.  Although a plan of operations has not been developed dedicating the funds to any specific software/service(s), some of the services the Company is considering are "Guaranteed Traffic Banner Advertising," "Site Optimization and Search Engine Submissions," and an "Online Business Listing," all of these products are offered by Microsoft bCentral.

Plan 2: 50% of the Maximum Offering.  In the event MediStaff raises $50,000, 50% of the maximum offering, MediStaff does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Also the management may move immediately to implement promotional mailing campaigns, engagement of public relations firms as management sees fit.  Management will use $2,000 of the $8,000 allocated for website development to further explore and implement additional online marketing efforts as well as print ads designed specifically for placement in industry and related publications.  The remaining $6,000 will be kept in reserve for unforeseen expenses and/or opportunities.  Management will also enhance the graphic appearance of the website.  Growth of the Company should not be adversely impacted.  In the event sufficient sales are not generated in the first six to eight months, the Company's growth could be slower than anticipated.

Plan 3: 75% of the Maximum Offering.  In the event MediStaff raises $75,000, 75% of the maximum offering, MediStaff does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow.  Management will use $4,000 of the $10,000 allocated for website development to move immediately to implement promotional mailing campaigns, engagement a public relations firm and explore further widespread marketing efforts.  The remaining $6,000 will be kept in reserve for unforeseen expenses and/or opportunities.  Management will also use funds allocated for website development & maintenance to further develop the website.  This funding level should be more than sufficient to execute the business plan and growth strategy in full.  Our growth should not be adversely impacted at this level of funding.

Plan 4: Maximum Offering.  In the event MediStaff raises the maximum of $100,000, MediStaff does not expect to generate revenue in the first six months of operation from the date the first funds are received from escrow. Management will use $6,000 of the $10,000 allocated for website development to move immediately to implement promotional mailing campaigns, engagement of a public relations firm, and implementation of widespread marketing efforts individually as management sees fit.  The remaining $4,000 will be kept in reserve for unforeseen expenses and/or opportunities.  Management will also use funds allocated for website development & maintenance to fund the advanced technical features and improving the graphics on the website.  This funding level should be more than sufficient to fully execute our business plan and growth strategy.

Regardless of the ultimate outcome and subsequent plan to be implemented, we have budgeted for certain expenditures that we expect to remain constant.  We expect accounting and legal fees to be $6,500 for the full year 2008, which includes reviewed financial statements for quarterly reports and audited financial statements for the year ended March 31, 2009.  All statements are to be filed in applicable periodic reports with the SEC in accordance with Regulation S-K.  Legal and professional fees are expected to aggregate $1,500, and are expected to consist mainly of Edgar conversion costs and various other professional services performed in relation to the anticipated ongoing reporting requirements of a public reporting company.  All use of proceeds figures represent our management's best estimates and are not expected to vary significantly.  However, in the event we incur or expect to incur expenses materially outside of these estimates, we intend to file an amended registration statement, of which this Prospectus is a part of, disclosing the changes and the reasons for any revisions.

MediStaff Corporation designates the following as its priorities for the next six (6) to twelve (12) months:

1.	Developing the operating base, including computer equipment and web site development; and

2.	Commencing an advertising and marketing campaign aimed at potential employees and employers.

In the initial six months following this offering, MediStaff 's  promotional strategy will focus on creating website visibility.  We have identified the following services that we believe will support this objective:

•	Utilize search engine placement and keyword submission optimization services to increase the visibility of the website to our target market, and

•	Utilize "Guaranteed Traffic Banner Advertising" to generate a specific number of visits to our website by individuals in our target market.

To maximize the recruiting potential of our website, MediStaff intends to utilize Internet search engine placement and submission strategies, guaranteed traffic driving services and a direct e-mail campaign designed to drive people directly to the website to learn more about the product and/or to make a purchase.  The Company does not expect to generate business opportunities from its website for at least six months of the website becoming fully-operational.

MediStaff’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If MediStaff does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next 12 months is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If MediStaff does not produce sufficient cash flow to support MediStaff’s operations over the next 12 months, MediStaff may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. MediStaff can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

MediStaff’s management does not expect to incur research and development costs.

MediStaff currently does not own any significant plant or equipment that it would seek to sell in the near future.

MediStaff’s management does not anticipate the need to hire employees over the next 12 months with the possible exception of secretarial support should business develop of a sufficient nature to necessitate such expenditure. Currently, the Company believes the services provided by its Officer and Director appears sufficient at this time.

MediStaff believes that its operations are currently on a small scale that is manageable by one individual at the present time.

MediStaff has not paid for expenses on behalf of any director. Additionally, the Company believes that this fact shall not materially change.

MediStaff has no plans to seek a business combination with another entity in the foreseeable future.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

MediStaff has no disagreements with its accountants regarding accounting or financial disclosure matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to MediStaff to own more than 5% of the outstanding common stock as of March 31, 2008, and by our sole Officer and Director. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*

Common Stock	Dale Byers 1780 West 9000 South Suite 218 West Jordan, Utah 84088-6501	5,000,000 shares	94.79%

TOTALS		5,000,000 shares	94.79%

*The percent of class is based on 5,275,016 shares of common stock issued and outstanding as of March 31, 2008.

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

Background of Directors, Executive Officers, Promoters and Control Persons

Dale Byers, Age 33: Since 2001, Mr. Byers has purchased and successfully operated three businesses including a large child care center, a document conversion firm and a paramedical company.  He purchased these companies with the intent of using his management and marketing skills to grow their revenues and profits to build value and then to sell them for an optimal gain.   He sold the child care center in 2005 and the document conversion firm in 2007.

Mr. Byers currently owns and operates MyParamed, a paramedical company, which he purchased in 2005. MyParamed uses a network of qualified medical professionals, phlebotomists and nurses, to perform exams across the country for a variety of purposes, including life insurance applications, wellness programs and DNA testing.

Prior to 2001, Mr. Byers worked for Qwest Communications, Inc. as a sales representative in their Small Business Sales department.

Executive Compensation

The following table sets forth certain information regarding executive officers and directors of MediStaff as of the date of this Prospectus:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation

Dale Byers Director, President	2008	0	0	0	0	0	0	0

Notes:

1.
Our sole director will hold office until the next annual meeting of the stockholders, which shall be held in March of 2009, and until successors have been elected and qualified.  Our sole Officer was appointed by our sole Director and will hold office until he resigns or is removed from office.

2.
Mr. Dale Byers has obligations to entities other than MediStaff.  We expect Mr. Byers to spend approximately 10 hours per week on our business affairs.  At the date of this Prospectus, MediStaff is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

3.
There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended March 31, 2008. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ending March 31, 2008.  No compensation is anticipated within the next six months to any officer or director of the Company.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to MediStaff Corporation, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

MediStaff did not grant any stock options to the Executive Officer during the most recent fiscal period ended March 31, 2008. MediStaff has also not granted any stock options to the Executive Officer since incorporation on March 13, 2008.

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 1780 West 9000 South, Suite 218, West Jordan, Utah 84088.

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company wide treatment of check writing and receiving, as well as the items relating to disclosure to stockholders and regulators.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

As of the date of this Prospectus, there is no public market in MediStaff Corporation common stock.  This Prospectus is a step toward creating a public market for MediStaff stock, which may enhance the liquidity of MediStaff shares. However, there can be no assurance that a meaningful trading market will develop.  MediStaff Corporation and its management make no representation about the present or future value of MediStaff common stock.

As of the date of this Prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of MediStaff Corporation;

2. There are currently 5,275,016 shares of MediStaff’ common stock held by three (3) stockholders, including its sole Officer and Director Dale Byers, that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement of which this Prospectus is a part, there is no stock that has been proposed to be publicly offered resulting in dilution to current stockholders.

All of the presently outstanding shares of common stock (5,275,016) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 75,000,000 shares of Common Stock, par value $.001 per share. As of March 31, 2008, we had 5,275,016 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which stockholders are entitled to vote upon at all meetings of stockholders. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common stockholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing stockholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in MediStaff. This lack of protection from dilution to minority stockholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of MediStaff.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Preferred Stock

MediStaff has no preferred stock authorized.

Market for Securities

There is currently no public trading market for our common stock.

As of March 31, 2008, we had 5,275,016 shares of common stock issued and outstanding and three (3) stockholders of record.  This Prospectus relates to the sale of 1,000,000 shares of our common stock.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this Prospectus, MediStaff Corporation has 5,275,016 shares of $0.001 par value common stock issued and outstanding held by three (3) stockholders of record.

Reports

After this offering, MediStaff Corporation will furnish its stockholders with annual financial reports certified by MediStaff 's independent accountants via EDGAR, and may, in MediStaff 's discretion, furnish unaudited quarterly financial reports.

After this offering, MediStaff will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

Transfer Agent

We will use Delos Stock Transfer, 762 South U.S. Highway 1, Suite 159, Vero Beach, Florida 32962, as our transfer agent.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus. For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of MediStaff Corporation’s issuance of common stock which is presented as an exhibit to the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Child, Van Wagoner & Bradshaw, PLLC of Salt Lake City, Utah, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding MediStaff’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such financial report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Dale Byers, sole Officer and sole Director of MediStaff Corporation is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of MediStaff. We have not entered into any agreements that require disclosure to our stockholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;

•	Any person proposed as a nominee for election as a Director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

On March 17, 2008, MediStaff Corporation issued 5,000,000 shares of Common stock to Dale Byers for $25,000 in cash.

On March 17, 2008, MediStaff Corporation issued 137,508 shares of Common stock to Jameson Capital, LLC for $688 in prepayment for future services to be rendered.  Value was determined as an arms length transaction between non-related parties.

On March 17, 2008, MediStaff Corporation issued 137,508 shares of Common stock to Walker, Bannister and Dunn, LLC for $688 in prepayment for future services to be rendered. Value was determined as an arms length transaction between non-related parties.

LEGAL PROCEEDINGS

MediStaff is not currently a party to any legal proceedings. MediStaff’s agent for service of process in Nevada is:   Genesis Corporate Development, LLC. The telephone number is: (925) 270-7625.

MediStaff’s sole Officer and Director has not been convicted in a criminal proceeding nor has he been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Byers, the Company’s sole Officer and Director has not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against MediStaff.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our Bylaws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

Our financial statements for the period from inception to March 31, 2008, included in this Prospectus, have been audited by Child, Van Wagoner & Bradshaw, PLLC, Salt Lake City, Utah. Their telephone number is (801) 281-4700, as set forth in their report included in this Prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Timothy S. Orr, Esq., has acted as our legal counsel in providing an opinion for this filing.

[The Remainder of this Page Left Blank Intentionally]

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
AUDITED FINANCIAL STATEMENTS
Period of March 13, 2008 (Inception) to March 31, 2008

MEDISTAFF CORPORATION
(A Development Stage Enterprise)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Medistaff Corporation

We have audited the accompanying balance sheet of Medistaff Corporation (a development stage enterprise) (“the Company”) as of March 31, 2008, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period of March 13, 2008 (inception) through March 31, 2008.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medistaff Corporation as of March 31, 2008, and the results of its operations, changes in stockholders’ equity, and cash flows for the period of March 13, 2008 (inception) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company is newly formed and has not generated revenues from its planned principal operations.  This raises substantial doubt about the Company’s ability to meet any obligations it may incurr and to continue as a going concern. Management’s plans in regard to this matter are described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/:  Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

April 30, 2008

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
BALANCE SHEET
MARCH 31, 2008

ASSETS

Current assets

Cash	$12,500
Prepaid Expenses (Note 7)	13,875

Total current assets	26,375

Total assets	$26,375

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES	$-

STOCKHOLDERS’ EQUITY (Note 3)

Common stock: $.001 par value; 75,000,000 shares authorized; 5,275,016 shares issued and outstanding	5,275
Additional paid-in capital	21,100
Deficit accumulated during development stage	-

Total stockholders’ equity	26,375

Total liabilities and stockholders’ equity	$26,375

See Accompanying Notes to Financial Statements.

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS
Period of March 13, 2008 (Inception) to March 31, 2008

Revenues	$-

General and administrative expenses	-

Operating loss	-

Other income (expense)	-

Net loss	$-

Net loss per share, basic and diluted	$-

Weighted average number of shares of common stock outstanding	5,275,016

See Accompanying Notes to Financial Statements.

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Period of March 13, 2008 (Inception) to March 31, 2008

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, March 13, 2008 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash, $0.005 per share, March 17, 2008 (Note 3)	5,000,000	5,000	20,000	-	25,000

Common stock issued as prepayment for services, $0.005 per share, March 17, 2008 (Note 3)	275,016	275	1,100	-	1,375

Net loss for the period				-	-

Balance, March 31, 2008	5,275,016	$5,275	$21,100	$-	$26,375

See Accompanying Notes to Financial Statements.

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
Period of March 13, 2008 (Inception) to March 31, 2008

Cash Flows from Operating Activities

Net loss	$-

Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued as prepayment for services	1,375

Changes in operating assets and liabilities:
Increase in prepaid expenses	(13,875)

Net cash used in operating activities	(12,500)

Cash Flows from Investing Activities	-

Cash Flows from Financing Activities

Common stock issued for cash	25,000

Net cash provided by financing activities	25,000

Net increase in cash	12,500

Cash, beginning of period	-

Cash, end of period	$12,500

Supplemental Information and Noncash Investing and Financing Activities:

Cash paid for interest	$-

Cash paid for income taxes	$-

See Accompanying Notes to Financial Statements.

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
PERIOD OF MARCH 13, 2008 (INCEPTION) TO MARCH 31, 2008

A summary of significant accounting policies of MediStaff Corporation (A Development Stage Enterprise) (the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

NOTE 1 - NATURE OF BUSINESS

The Company was incorporated in the State of Nevada on March 13, 2008, and has a fiscal year-end of March 31.  The Company plans to become a full-service temporary personnel agency providing qualified, experienced, temporary medical staff to hospitals, clinics and nursing homes. This market has been addressed to some extent by larger, general temporary staffing agencies, but has not been fully served. The Company will offer a high quality alternative to the current offering of temporary medical staffing companies

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Enterprise

The Company has realized no revenues from its planned business purpose and, accordingly, is considered to be in its development stage as defined in SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

Cash

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.  The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.  At March 31, 2008, the Company had $12,500 in cash.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relates to the net operating loss carry forwards generated by sustaining deficits during the development stage.

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
PERIOD OF MARCH 13, 2008 (INCEPTION) TO MARCH 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Furniture and Fixtures	5-10 years
Computer Equipment	3 - 5 years
Vehicles	5-10 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For audit purposes, depreciation is computed under the straight-line method.   At March 31, 2008, the Company had no property and equipment.

Advertising Costs

Advertising and promotion costs are expensed as incurred.  The Company incurred no such expenses since inception.

Recent Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, “Disclosures about Derivative Instruments and Hedging Activities (an amendment to SFAS No. 133).” This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities. The Company will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.” This revision to SFAS No. 141 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of the acquisition date, with limited exceptions. This revision also requires that acquisition-related costs be recognized separately from the assets acquired and that expected restructuring costs be recognized as if they were a liability assumed at the acquisition date and recognized separately from the business combination. In addition, this revision requires that if a business combination is achieved in stages, that the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, be recognized at the full amounts of their fair values. The Company is currently not pursuing any business combinations and does not plan to do so in the future, so this statement likely will not have any impact on the Company.

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
PERIOD OF MARCH 13, 2008 (INCEPTION) TO MARCH 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements,” an amendment of ARB No. 51. The objective of this statement is to improve the relevance, comparability, and transparency of the financial statements by establishing accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company believes that this statement will not have any impact on its financial statements, unless it becomes an entity requiring consolidation with one or more corporations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will become effective for the Company beginning with the first quarter of 2008. The Company has not yet determined the impact of the adoption of SFAS No. 159 on its financial statements and footnote disclosures.

NOTE 3 - STOCKHOLDERS' EQUITY

On March 13, 2008, the Company was formed with one class of common stock, par value $0.001. The Company authorized 75,000,000 shares of common stock.

On March 17, 2008, the Company issued 5,000,000 shares of common stock to its sole officer and director at $0.005 per share for total cash of $25,000. In addition, the Company issued on the same day, 275,016 shares of common stock to a consultant at $0.005 per share as prepayment for $1,375 in future services (Note 7 – Prepaid Expense). The Company relied on Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock.  All initial stockholders agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption there from.

NOTE 4 - GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred no activity since inception other than the issuance of stock for the period March 13, 2008 (Inception) through March 31 2008. The Company is currently in the development stage, and there is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include the marketing of their services and establishment of key management personnel to support the business plan.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

MEDISTAFF CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
PERIOD OF MARCH 13, 2008 (INCEPTION) TO MARCH 31, 2008

NOTE 5 - NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic net loss per common share is based on the weighted-average number of shares of common stock 5,275,016 outstanding during the development period ending March 31, 2008.  No potentially dilutive securities or derivative instruments are outstanding.

NOTE 6 - PROVISION FOR INCOME TAXES

In accordance with SFAS No. 109, “Accounting for Income Taxes,” deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At March 31 2008, the Company had no accumulated deficits during the development stage to offset future taxable income. The Company will establish valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7 – PREPAID EXPENSES

Upon inception, the Company entered into a consulting contract with an unrelated entity (the “Consultant”) whereby the Consultant would provide services related to the filing of the Company’s registration statement with the Securities and Exchange Commission on Form S-1.  Pursuant to the terms of the contract, the Company is to pay the Consultant $25,000 cash and $1,375 in stock (275,016 shares of common stock at $0.005 per share – see Note 3).  At March 31, 2008, the Company had paid a $12,500 cash retainer, and issued the $1,375 in stock, resulting in prepaid expenses of $13,875 that will be amortized to expense as services are rendered.

OUTSIDE BACK COVER:

1,000,000 Shares

Common Stock
$0.10 per Share

PROSPECTUS
                     , 2008

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$4,500
Edgar Filing Fees	800
Blue Sky Qualification Fees	500
Transfer Agent Fees	4,500
TOTAL	$10,300

RECENT SALES OF UNREGISTERED SECURITIES

On March 17, 2008, MediStaff Corporation sold 5,000,000 restricted shares of common stock to Dale Byers for cash of $25,000, 137,508 restricted shares of common stock to Jameson Capital, LLC for $688 in prepayment for future and 137,508 restricted shares of common stock to Walker, Bannister & Dunn, LLC for $688 in prepayment for future services. MediStaff relied on Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Byers; Jameson Capital, LLC; and Walker, Bannister & Dunn, LLC. All purchasers of the shares of the Company agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

Exhibit No.	Description

3.1	Articles of Incorporation for MediStaff Corporation
3.2	Bylaws of MediStaff Corporation
5.1	Opinion and Consent of Timothy S. Orr, Esq.
14.1	Code of Ethics
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC
99.1	Form of subscription agreement for Common Stock.

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
(iii)
Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Jordan, State of Utah on May 27, 2008.

MediStaff Corporation

By: /s/ Dale Byers
Dale Byers
President, Secretary, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on May 27, 2008:

Signature	Title

/s/ Dale Byers
Dale Byers	President, Secretary, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)